CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated May 28, 1999, on the 1999 financial statements of Segall Bryant & Hamill Mid Cap Fund referred to in the
Post-Effective Amendment to the Registration Statement on Form N-1A as filed with the Securities and Exchange Commission.


                                           /s/ McGladrey & Pullen, LLP

                                           McGladrey & Pullen, LLP


New York, New York
August 18, 2000
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                          INDEPENDENT AUDITOR'S REPORT


THE BOARD OF TRUSTEES AND SHAREHOLDERS
SEGALL BRYANT & HAMILL MID CAP FUND

We have audited the statement of changes in net assets and financial highlights for the period April 1, 1999 to April 30, 1999 of Segall Bryant & Hamill Mid Cap Fund series of Advisors Series Trust. This financial statement and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on this financial statement and financial highlights based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement and financial highlights referred to above present fairly, in all material respects, the changes in its net assets and the financial highlights of Segall Bryant & Hamill Mid Cap Fund for the period indicated, in conformity with generally accepted accounting principles.

                                           /s/ McGladrey & Pullen, LLP

                                           McGladrey & Pullen, LLP

New York, New York
May 28, 1999